UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 5, 2006

Real Mex Restaurants, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5660 Katella Avenue, Suite 100
Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (562) 346-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Senior Unsecured Credit Facility

On October 5, 2006, the Company entered into an amended and restated senior unsecured credit facility, pursuant to which its existing  $75,000,000 senior unsecured credit facility (the “Old Senior Unsecured Credit Facility”) was decreased to a $65,000,000 senior unsecured credit facility (the “ New Senior Unsecured Credit Facility”), consisting of a single term loan maturing on October 5, 2010.  Cocina Funding Corp., L.L.C. was the sole lender upon closing of the New Senior Unsecured Credit Facility. Credit Suisse will act as administrative agent with respect to the New Senior Unsecured Credit Facility. All of the proceeds of the New Senior Unsecured Credit Facility were used to repay in full any term loans outstanding under the Old Senior Unsecured Credit Facility and not continued on the restatement date.  The total amount of term loans repaid was $10,000,000.

Obligations under the New Senior Credit Facility are guaranteed by all of the Company’s subsidiaries. Interest on the term loan outstanding under the New Senior Unsecured Credit Facility accrues, at the Company’s option, at either (i) the greater of the prime rate or the rate which is 0.5% in excess of the federal funds rate, plus 4.0% or (ii) a reserve adjusted Eurodollar rate, plus 5.0%. As of October 5, 2006, the interest rate on the New Senior Unsecured Credit Facility’s term loan was 10.42%.

The foregoing description of the Amended and Restated Senior Unsecured Credit Facility is qualified in its entirety by reference to the Amended and Restated Credit Agreement which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment of Senior Unsecured Revolving Credit Facility

On October 5, 2006, the Company entered into an amended and restated revolving credit facility, pursuant to which its existing $15,000,000 revolving credit facility and $15,000,000 letter of credit facility, was increased to a $15,000,000 revolving credit facility (the “New Revolving Credit Facility”) and a $25,000,000 letter of credit facility (the “New Letter of Credit Facility”, together with the New Revolving Credit Facility, the “New Revolving Credit Facilities”) maturing on October 5, 2008, pursuant to which the Lenders agree to make loans and issue letters of credit to the Company and its subsidiaries, all of the proceeds of which are to be used for working capital purposes. Bank of Montreal will act as administrative agent with respect to the New Revolving Credit Facilities.

Obligations under the New Revolving Credit Facilities are guaranteed by all of the Company’s subsidiaries as well as by Sun Capital Partners IV, LP, which indirectly owns a majority beneficial interest in the Company.  If Sun Capital Partners IV, LP makes any payments on its guarantee it will have the right to reimbursement from the Company for such payments. Interest on the New Revolving Credit Facilities accrues, at the greater of (i) the Bank of Montreal’s prime commercial rate and (ii) the rate which is 0.5% in excess of the federal funds rate.  In connection with the Company’s entrance into the New Revolving Credit Facilities, on October 5, 2006 the Company borrowed $5,500,000 under the New Revolving Credit Facility, the proceeds of which were used to pay down certain term loans outstanding under the Old Senior Unsecured Credit Facility.

The foregoing description of the Amended and Restated Senior Revolving Credit Facility is qualified in its entirety by reference to the Fourth Amendment to Credit Agreement and Amendment to Loan Documents which is attached as Exhibit 10.2 hereto, the Amended and Restated Revolving Credit Agreement, dated as of March 31, 2004, (filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Registration Statement on Form S-4 (File No. 333-116310) on June 9, 2004), the Second Amendment and Consent, dated as of January 11, 2005, (filed with the Securities and Exchange Commission as Exhibit 10.3 to Form 8-K (File No. 333-116310) on January 18, 2005) and the Third Amendment, dated as of January 6, 2006, (filed with the Securities and Exchange Commission as Exhibit 10.23 to Form 10-K (File No. 333-116310) on February 22, 2006), each of which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Real Mex Restaurants, Inc. is furnishing the Change of Control Offer Supplement distributed to holders of its 10% Senior Secured Notes due 2010 on October 6, 2006, which is attached as Exhibit 99.1 to this report.

The information, including the exhibit attached hereto, in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement
10.2	Fourth Amendment to Credit Agreement and Amendment to Loan Documents
99.1	Change of Control Offer Supplement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Dated: October 6, 2006	By:	/s/ Steven Tanner
Steven Tanner
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement
10.2	Fourth Amendment to Credit Agreement and Amendment to Loan Documents
99.1	Change of Control Offer Supplement